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Exhibit 32.1

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

        T. Rhett Evatt, Chief Executive Officer and H. Allen Salter, Senior Vice President and Chief Financial Officer of Oconee Federal Financial Corp. (the "Company") each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2014 and that to the best of their knowledge:

  1.
  the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 29, 2014	/s/ T. RHETT EVATT T. Rhett Evatt Chief Executive Officer
Date: September 29, 2014	/s/ H. ALLEN SALTER H. Allen Salter Senior Vice President and Chief Financial Officer

        The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

        A signed original of this written statement required by Section 906 has been provided to Oconee Federal Financial Corp. and will be retained by Oconee Federal Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002